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                                   EXHIBIT 11
                                   ----------

Environmental Power Corporation
Computation of Earnings Per Share
March 31, 2002

                                                                     Income               Shares            Per Share
                                                                   (Numerator)         (Denominator)         Amounts
                                                                ----------------    ------------------    -------------
Three Months Ended March 31, 2002:
----------------------------------
Income available to shareholders                                    $ 1,766,650            20,251,653           $  .09
Effect of dividends to preferred stockholders                            (1,250)
                                                                ----------------    ------------------    -------------
Basic EPS - income available to common shareholders                   1,765,400            20,251,653              .09
Effect of dilutive securities:
   Assumed exercise of dilutive stock options                                                  21,488
                                                                ----------------    ------------------    -------------
Diluted EPS - income available to common shareholders               $ 1,765,400            20,273,141           $  .09
                                                                ================    ==================    =============

Three Months Ended March 31, 2001:
----------------------------------
Income available to shareholders                                    $   987,937            11,406,783           $  .09
Effect of dividends to preferred stockholders                            (1,250)
                                                                ----------------    ------------------    -------------
Basic EPS - income available to common shareholders                     986,687            11,406,783              .09
Effect of dilutive securities:
   Assumed exercise of dilutive stock options                                                   1,207
                                                                ----------------    ------------------    -------------
Diluted EPS - income available to common shareholders               $   986,687            11,407,990           $  .09
                                                                ================    ==================    =============
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